                              AMENDED AND RESTATED

                                POWER OF ATTORNEY

        The undersigned, as a Section 16 reporting person of Xenogen Corporation
(the  "Company"),  hereby  constitutes and appoints David W. Carter,  William A.
Albright, Jr., Jason M. Brady, David R. Boyko and Jacklyn M. Lobeck, and each of them, the undersigned's true and lawful attorney-in-fact to:

        1.      complete  and  execute  Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact  shall in his or her discretion  determine  to be required or  advisable  pursuant to
                Section 16 of the  Securities  Exchange Act of 1934 (as amended)
                and the rules and  regulations  promulgated  thereunder,  or any
                successor  laws  and  regulations,   as  a  consequence  of  the
                undersigned's   ownership,   acquisition   or   disposition   of
                securities of the Company; and

        2.      do all  acts  necessary  in order to file  such  forms  with the
                Securities and Exchange  Commission,  any securities exchange or national  association,  the  Company  and such  other  person or agency as the attorney-in-fact shall deem appropriate.

        The   undersigned   hereby   ratifies   and   confirms   all  that  said
attorneys-in-fact  and agents shall do or cause to be done by virtue hereof. The undersigned  acknowledges  that the foregoing  attorneys-in-fact,  in serving in such capacity at the request of the  undersigned,  are not assuming,  nor is the
Company  assuming,  any of the  undersigned's  responsibilities  to comply  with
Section 16 of the Securities Exchange Act of 1934 (as amended).

        This  Amended and  Restated  Power of Attorney  amends and  restated the
Power of Attorney for Section 16 filings the undersigned  previously  signed and delivered to the Company.

        This Amended and Restated  Power of Attorney  shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the  undersigned's  holdings of and  transactions  in securities issued by the Company,  unless  earlier  revoked by the  undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated
Power of Attorney to be executed as of this 30th day of March, 2005.

                          Signature: /s/ David W. Carter

                          Print Name: David W. Carter

                          Print Title (if applicable): CEO